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                                                                    EXHIBIT 99.1





FOR:

TCC Industries, Inc.
816 Congress Avenue
Suite 1250
Austin, Texas 78701

CONTACT:         Lawrence W. Schumann
                 512/320-0976

FOR IMMEDIATE RELEASE

                            TCC INDUSTRIES ANNOUNCES
                      RESULTS OF VOTING AT ANNUAL MEETING

         Austin, Texas (May 21, 1997) . . . TCC Industries, Inc. (NYSE:TEL) reported today that it had received the results of the voting at the Annual Meeting of Shareholders held on May 7, 1997, certified by the Independent Inspector of Election. Walter A. DeRoeck and Robert Thomajan, the nominees of the Shareholders Committee, received the most votes for election to the Board of Directors and a majority of the votes cast were voted in favor of approving Coopers & Lybrand L.L.P. as the independent accountants for the fiscal year ending December 31, 1997. The Annual Meeting will be reconvened at 9:00 a.m. on Friday, May 23, 1997 to announce the final results and adjourn the meeting.

         The operating companies of TCC Industries, Inc. design and manufacture specialized bulk material conveying and processing systems for the food, pharmaceutical and chemical industries (the MEYER Group); and design and distribute an extensive line of souvenir, novelty and gift items for the travel, tourism and entertainment industries (Allen-Lewis Manufacturing Company).